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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-73946 of Hallwood Energy Partners, L.P. on Form S-4 of our report dated March 24, 1999, appearing in this Annual Report on Form 10-K of Hallwood Energy Partners, L.P. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Denver, Colorado
March 24, 1999